Exhibit 12.1


RF Micro Devices, Inc.
Summary Of Earnings to Fixed Charges
Debt Offering
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
                                                          Six Months Ended
                                                             30-Sep-00
                                                       ------------------------


Interest Expense                                             2,267

Interest Capitalized                                         -
Portion of Rent Expense
  Representing Interest                                      1,778
                                                      ------------------------
Total Fixed Charges                                         $4,045

Earnings:

Income Before Taxes                                         53,905

Fixed charges (per above)                                    4,045

Less Capitalized interest                                    -
                                                       ------------------------
Earnings                                                   $57,950


Ratio Earnings to Fixed Charges                              14.33




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Earnings Insufficient to cover

     Fixed Charges                                           -



Operating Lease Expense                                    5,387
Assumed Interest Component                                    33%

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